EXHIBIT 99.12

                                    FORM OF
                           INDEMNIFICATION AGREEMENT


      Indemnification Agreement entered into by way of deed on [date] between ADT Limited, a Bermuda company limited by shares (the "Company"), and __________, a __________ of the Company (the "Indemnitee").

                                  WITNESSETH:

      WHEREAS, the Indemnitee is currently serving as a ___________ of the Company;

      WHEREAS, Section 98(1) of the Companies Act 1981 of Bermuda (as amended from time to time, the "Act") permits the Company, in its Bye-Laws or in any contract or arrangement with any officer of the Company, subject to certain exemptions, to indemnify such officer in respect of certain losses and liabilities incurred by such officer in his capacity as an officer of the Company and Section 98A of the Act permits the Company to purchase and maintain insurance for the benefit of such officer in respect of such losses and liabilities;

      WHEREAS, Bye-Law 102 of the Company's Bye-Laws contains an indemnity by the Company in favor of every director, secretary and other officer of the Company, and the Indemnitee has been serving and continues to serve as a director of the Company in part in reliance on his being indemnified by the Company; and

      WHEREAS, in recognition of the Indemnitee's need for substantial protection against personal liability in connection with the Indemnitee's continued service to the Company in an effective manner and the Indemnitee's reliance on his being indemnified by the Company, the Company desires to provide the Indemnitee with specific contractual assurance that the Indemnitee is indemnified by the Company to the full extent permitted by applicable law.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. Indemnification. (a) The Company hereby agrees to pay all costs, losses and expenses (including without limitation, attorneys' and others fees and expenses, judgments, fines, penalties and amounts paid in settlement) (collectively, "Expenses") which the Indemnitee may incur or become liable for in connection with any threatened, pending or completed action, suit, proceeding or inquiry (whether civil, criminal, administrative or investigative) (collectively, "Actions") by reason of the fact that the Indemnitee is or was a ___________ of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation any subsidiary of the Company.

      (b) The Company hereby agrees to pay all Expenses incurred by the Indemnitee in participating in or preparing to participate in any Action in advance of the final disposition of such Action upon request by the Indemnitee that the Company pay such Expenses. The Indemnitee hereby agrees to repay to the Company any such Expenses paid by the Company if and to the extent that it is ultimately determined that the Indemnitee is not entitled under applicable law to be indemnified as provided hereby.

      (c) If the Indemnitee is entitled under this Agreement to indemnification by the Company for some, but not the total amount, of any Expenses, the Company shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled to indemnification.

      (d) In the event that any Action is instituted by the Indemnitee to enforce or interpret the Indemnitee's right to indemnification hereunder, the Indemnitee shall be entitled to be paid all Expenses incurred by the Indemnitee with respect to such Action, unless as a part of such Action, the court of competent jurisdiction determines that the material assertions made by the Indemnitee as a basis for such Action were not made in good faith or were frivolous.

      2. Procedures. (a) The Indemnitee shall promptly notify the Company in writing of any Action brought, threatened, commenced or asserted against the Indemnitee in respect of which indemnification may or could be sought under this Agreement.

      (b) The Company shall have the right to assume the defense of any such Action, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all Expenses. The Indemnitee shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the Company agrees to pay such fees and expenses, (ii) the Company shall have failed promptly to assume the defense of such Action or (iii) the Indemnitee shall have reasonably concluded, upon the advice of counsel, that there is a conflict of interest between the Indemnitee and the Company. If the Indemnitee has made the conclusion referred to in clause (iii), the Company shall not have the right to assume the defense of such Action on behalf of the Indemnitee.

      (c) Neither the Company nor the Indemnitee may settle or compromise any Action covered by the indemnification set forth herein without the prior written consent of the other, which such consent shall not to be unreasonably withheld or delayed.

      (d) The Company shall make payment of any amount due by it under this Agreement against delivery to the Company of appropriate invoices or receipts or such other evidence of Expenses as the Company reasonably requires.

      3. Insurance. The Company hereby agrees to obtain and maintain in effect a policy or policies of insurance with reputable insurance companies providing for customary directors and officers liability insurance in appropriate amounts; provided that the Company shall not be required obtain and maintain such insurance if the Company determines in good faith that (i) such insurance is not reasonably available, (ii) the premium costs for such insurance are disproportionate to the amount of coverage provided or (iii) the coverage provided is so limited by exclusions as to provide an insufficient benefit.

      4. Non-Exclusivity; No Duplication. The rights of the Indemnitee under this Agreement shall not be exclusive of any other rights the Indemnitee may have under the Company's Bye-Laws, the Act, any insurance or otherwise; provided that the Company shall not be liable under this Agreement to make any payment in connection with any claim to the extent the Indemnitee has otherwise received payment (under the Bye-Laws, the Act, any insurance policy or otherwise) of Expenses otherwise indemnifiable hereunder; and provided further that the Indemnitee shall reimburse the Company for amounts paid to the Indemnitee pursuant to such other rights to the extent such payments duplicate any payments received pursuant to this Agreement.

      5. Subrogation. In the event of payment of any Expenses, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      6. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by certified or registered mail, overnight delivery or by facsimile transmission. Notice to the Company shall be given at ADT Limited, Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda and shall be directed to the General Counsel (or such other address or person as the Company subsequently shall designate in writing to the Indemnitee). Notice to the Indemnitee shall be given at the address set forth on the signature page hereof (or such other address as the Indemnitee subsequently shall designate in writing to the Company).

      7. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), permitted assigns, heirs and legal representatives; provided that this Agreement and the rights and obligations hereunder may not be assigned (in whole or in part) by any party hereto without the prior written consent of the other party hereto.

      8. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be modified to the extent (but only to the extent) necessary to make it enforceable, valid and legal.

      9. Amendment. No supplement, modification or amendment of this Agreement shall be valid or binding unless executed in writing by both of the parties hereto.

      10. Applicable Law. (a) The provisions of this Agreement shall apply subject to, but to the full extent permitted by, the Act and any other applicable law.

      (b) This Agreement shall be governed by the laws of Bermuda, without regard to the principles of conflicts of laws thereof.

      IN WITNESS WHEREOF, this Agreement has been executed as a deed and has been delivered on the date first above written.


The Common Seal of ADT Limited was       )
affixed to this deed in the presence of: )

____________________________
Director


____________________________
Director/Secretary


Signed, sealed and delivered as a deed by )
[Indemnitee] in the presence of:          )
                                                            L.S.

____________________________
Name:
Address:

Address of [Indemnitee] for Notices: